AGREEMENT TO TERMINATE LEASE


This Agreement to Terminate Lease (the "Agreement") is made as of April 30, 2001, by and between Little Orchard Realty Holding Co., Inc. ("Lessor"), a California corporation, and RockShox, Inc., a Delaware corporation ("Lessee"), with reference to the following facts.


                                    RECITALS

     WHEREAS, Lessee and Lessor's predecessors S. Stephen Nakashima and Sally S. Nakashima, husband and wife, have entered into that certain Standard Industrial/Commercial Multi-Tenant Lease -- Modified Net, dated March 7, 1997, as amended by that certain First Amendment to Standard Industrial/Commercial Multi-Tenant Lease -- Modified Net, dated as of November 4, 1997 (collectively, the "Lease"), whereby Lessor leases to Lessee and Lessee leases from Lessor approximately One Hundred Fifty-eight Thousand Two Hundred (158,200) rentable square feet in those certain premises located at 1989 Little Orchard Street, San Jose, California (the "Premises");

     WHEREAS, pursuant to the Lease, the Lease Term for the Premises would end on April 30, 2004 (the "Original Expiration Date");

     WHEREAS, Lessor and Lessee now wish to provide for the termination of the Lease as to Phase I (hereafter defined) on the Phase I Termination Date (hereafter defined), and possible termination of the Lease as to Phase II (hereafter defined) on the Phase II Termination Date (hereafter defined), both the Phase I Termination Date and the Phase II Termination Date being dates prior to the Original Expiration Date, on the terms and conditions set forth below; and

     WHEREAS, Lessor and Lessee now also wish to provide for the possible re-leasing of a portion of Phase II (hereafter defined as "Phase IIA"), and a possible corresponding termination of the Lease as to Phase IIA prior to the Phase II Termination Date, all as more particularly set forth herein.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.     Recitals.  Lessor  and  Lessee  hereby  agree  that the recitals set
            --------
forth  hereinabove  are  true  and correct and incorporated into this Agreement.

     2.     Lease  Termination.
            ------------------

          A.     Definitions.  The Premises shall be deemed to consist of "Phase
                 -----------
I" (the back portion of the Premises), comprising approximately 57,651 rentable square feet; and "Phase II" (the front portion of the Premises), comprising approximately 100,549 rentable square feet; each as more particularly shown on Exhibit A attached hereto. In addition, Phase II shall be deemed to consist of
----------
"Phase IIA" (the middle portion of the Premises), comprising approximately 46,549 rentable square feet; and "Phase IIB" (the front portion of Phase II), comprising approximately 54,000 rentable square feet; each as more particularly shown on Exhibit A attached hereto. Phase I, Phase II, Phase IIA and Phase IIB
          ---------
are hereinafter referred to individually as a "Phase", and collectively as the "Phases".

          B.     Phase  I  Termination.  Lessor  and  Lessee  hereby  agree  to
                 ---------------------
terminate the Lease with respect to Phase I as of May 31, 2001 (the "Phase I Termination Date"). On or before the Phase I Termination Date, Lessee shall vacate and surrender possession of Phase I to Lessor in accordance with the provisions of the Lease and this Agreement.

          C.     Phase  II  Termination.  Lessor  and  Lessee  hereby agree that
                 ----------------------
Lessee may terminate the Lease with respect to Phase II, at Lessee's election, on a date to be not earlier than October 31, 2002, and not later than December 31, 2002. Lessee shall exercise this election, if at all, by written notice delivered to and received by Lessor at least eight (8) months prior to the selected termination date (such termination date being hereinafter referred to as the "Phase II Termination Date"). On or before the Phase II Termination Date, Lessee shall vacate and surrender possession of Phase II to Lessor in accordance with the provisions of the Lease and this Agreement.

          D.     Phase  IIA  Re-Leasing;  Phase  IIA  Subletting.  Lessor agrees
                 -----------------------------------------------
that, so long as Lessee is in compliance with all of its obligations under this Agreement and the Lease, Lessor shall use all commercially reasonable efforts to assist Lessee to find a new lessee for Phase IIA. If a new lessee suitable in all respects to Lessor, in the sole and absolute discretion of Lessor, shall be located for Phase IIA, and a new lease for Phase IIA shall be entered into between Lessor and such new lessee on terms suitable in all respects to Lessor, in the sole and absolute discretion of Lessor, then this Lease shall terminate with respect to Phase IIA as of the earlier of the date of the rent commencement of such new lease or occupancy of Phase IIA by such new lessee (the "Phase IIA Termination Date"). In addition, between the Phase I Termination Date and the Phase II Termination Date, in addition to attempting to locate a new lessee suitable for Phase IIA for purposes of enabling Lessee to terminate the Lease with respect to Phase IIA as contemplated by this Paragraph 2.D., Lessee will concurrently be attempting to locate a suitable subtenant for Phase IIA so as to relieve Lessee from all or a portion of the financial and other burdens associated with its continued occupation of Phase IIA. In connection therewith, Lessor hereby acknowledges and agrees that: (i) Lessee's rights to sublet all or a portion of the Premises, including, without limitation, Phase IIA, shall be as described in the Lease, and nothing set forth in this Agreement is intended to or shall modify or amend such rights, except for Lessee's obligations to fulfill the Termination Conditions set forth in Paragraph 3 below, and except that no such sublease shall extend beyond the Phase IIA Termination Date (as it may be established), and no proposed subtenant shall use any, Hazardous Substances with the exception of normal quantities of customary and usual office and janitorial supplies, which shall be used, stored and disposed of solely in accordance with all applicable laws, without the prior written consent of Lessor, which may be govern or withheld in the sole and absolute discretion of Lessor, or shall require alterations or improvements that would, in Lessor's reasonable judgment, damage or reduce the value of the Building, or shall fail to have financial resources sufficient to meet the anticipated obligations of their subtenancy, and (ii) Lessor agrees to cooperate in good faith with Lessee in its attempts to locate a suitable subtenant for Phase IIA to the extent a suitable replacement lessee cannot be found (all subject to Lessor's right to review and approve such subtenant in accordance with the provisions of the Lease), all with the intent that Lessee might be relieved of the financial and other burdens associated with its continued occupation of Phase IIA prior to the Phase II Termination Date. In addition, if Lessee shall, with Lessor's prior written consent, enter into a sublease for Phase IIA, then Lessor shall not enter into a new lease with a new lessee for Phase IIA for a term that would overlap with such subtenancy.

          E.     No  Further Options.  Any and all options to extend the term of
                 -------------------
the Lease and/or to expand the Premises granted to Lessee under the Lease are hereby deleted in their entirety and shall be of no further force or effect.

          F.     Security  Deposit.  Lessor  and  Lessee  hereby acknowledge and
                 -----------------
agree that Lessor now holds the sum of Eighty-seven Thousand One Hundred Ninety-six Dollars ($87,196.00) as a security deposit under the Lease. In connection therewith, Lessor hereby agrees that, subject to Lessor's rights to use the same as more particularly described in the Lease, upon vacation and surrender of all of the Premises in accordance with the provisions of this Agreement and the Lease, Lessor shall return the Security Deposit to Lessee.

          G.     Effect  of  Termination.  Upon  termination  of this Lease with
                 -----------------------
respect to any Phase of the Premises in accordance with the provisions of this Agreement and completion of the Termination Conditions (defined in Paragraph 3 below) of this Agreement with respect to each Phase of the Premises, Lessor and Lessee shall have no further rights, obligations or claims with respect to each other arising from this Agreement or the Lease with respect to the particular Phase of the Premises in question, except for those obligations of Lessee under the Lease which are expressly required to survive and continue after the termination or expiration of the Lease. Lessee and Lessor hereby acknowledge and agree that certain obligations of Lessee survive the termination or expiration of the Lease, pursuant to the terms and provisions of the Lease, and the parties further agree that it is the intention of Lessee and Lessor that this Agreement not affect such ongoing obligations of Lessee.

     3.     Termination  Conditions.  The  following  conditions  shall  be
            -----------------------
conditions to the termination of each Phase of the Lease (collectively, the "Termination Conditions"):

          A.     Performance  by  Lessee.  Performance  by  Lessee  through  the
                 -----------------------
termination of the Lease with respect to any Phase of the Premises of all obligations required to be performed by Lessee under the Lease or this Agreement with respect to such Phase, as and when such obligations are required to be performed under the Lease or this Agreement, including in any case, without limitation, the payment of Base Rent, Lessee's Share of Common Area Operating Expenses and any other sums required to be paid by Lessee to Lessor. From and after the termination of the Lease with respect to any Phase of the Premises, and the performance by Lessee of the Termination Conditions with respect to such Phase, Lessee's payment of Base Rent and Lessee's Share of Common Area Operating Expenses (which shall be adjusted to reflect the reduction in the Premises following the termination of the Lease with respect to any Phase) and performance of other Lease obligations shall be required only with respect to the remaining Phase or Phases.

          B.     Surrender  of  the  Premises.  Lessee's  vacating  Phase  I and
                 ----------------------------
Lessee's surrender of Phase I to Lessor in accordance with the provisions of Paragraph 5 below and the Lease by the Phase I Termination Date, Lessee's vacating Phase II and Lessee's surrender of Phase II to Lessor in accordance with the provisions of Paragraph 5 below and the Lease by the Phase II Termination Date (if applicable), and Lessee's vacating Phase IIA and Lessee's surrender of Phase IIA to Lessor in accordance with the provisions of Paragraph 5 below and the Lease by the Phase IIA Termination Date (if applicable).

          C.     No  Lessee Default or Breach.  There shall not occur any Lessee
                 ----------------------------
Default or Breach, as defined in Paragraph 13.1 of the Lease, beyond any applicable cure periods set forth therein, from the date hereof through the Phase I Termination Date with respect to termination of the Lease for purposes of Phase I, or through the Phase II Termination Date, Phase IIA Termination Date or the Original Expiration Date, as applicable, with respect to termination of the Lease for purposes of Phase II.

          D.     Lessee's  Cooperation.  Lessee  agrees to cooperate with Lessor
                 ---------------------
to complete the demising of Phase I and electrical power separation, if so desired by Lessor; provided, however, that such demising of Phase I and electrical power separation shall be performed at Lessor's sole cost and expense, and provided further that such cooperation shall not result in Phase II being without utilities or electrical power during normal working hours during such demising work for a period in excess of two (2) business days. The foregoing notwithstanding, Lessor hereby agrees to provide Lessee with three (3) business days' prior written notice of the temporary cessation of electrical power for Lessor's accomplishment of such electrical power separation, and Lessor hereby agrees to use good faith efforts to conduct such work during the weekend or during non-business hours so as to cause the least amount of inconvenience possible to Lessee's operations in the Premises. Lessor shall have the right to reallocate power within the Premises; provided, however, that in no event shall Phase IIB be left with less than 2,000 amps of power for Lessee's continued operations in Phase IIB through the Phase I Termination Date. Lessee further agrees to cooperate with Lessor's efforts to obtain for Lessee a new lessee for Phase IIA, including without limitation allowing Lessor to enter the Premises to show the Premises, and to do demolition of some walls and construct a demising wall at Lessor's expense should Lessor choose to do so; and Lessor's obligation to pay the portion of the Termination Fee described in Paragraph 4(iii) below is expressly conditioned on such cooperation.

          The Termination Conditions are conditions for the sole benefit of Lessor and may, at the sole discretion of Lessor, be waived by Lessor. If any or all of the Termination Conditions are not satisfied as required with respect to each Phase of the Premises, then Lessor, at its option, may (i) terminate this Agreement and reinstate the Lease with respect to the entire Premises prior to the Phase I Termination Date and surrender of Phase I, or with respect to Phase II following the Phase I Termination Date (in which event the Lease shall remain in full force and effect with respect to the applicable Phase or Phases of the Premises); (ii) consider the Lease terminated as to Phase I as of the Phase I Termination Date, and as to Phase II as of the Phase II Termination Date selected by Lessor within the date range set forth in Paragraph 2.C. above, subject to Lessor's payment of the applicable portion of the Termination Fee described below (less any and all damages, costs, expenses or liabilities incurred by Lessor due to any failure by Lessee to satisfy any Termination Condition as and when required hereunder); or (iii) treat such failure of a Termination Condition as a Lessee Default or Breach under Paragraph 13.1 of the Lease with respect to the entire Premises prior to the Phase I Termination Date, or with respect to Phase II following the Phase I Termination Date, and exercise any or all of Lessor's rights and/or remedies under the Lease, including termination of the Lease with respect to any remaining Phase or Phases.

     4.     Termination  Fee.  As  consideration  for  Lessee's  agreement  to
            ----------------
terminate the Lease and for Lessee's vacating and surrendering the Premises in a timely manner and as required hereunder and fulfilling all of the Termination Conditions, Lessor will pay to Lessee a sum (the "Termination Fee") calculated as set forth herein, payable as follows: (i) the sum of One Hundred Thousand Dollars ($100,000.00) within ten (10) days after the full execution and delivery of this Agreement; (ii) the additional sum of One Hundred Thousand Dollars ($100,000.00) on or before the later of (a) May 31, 2001, or (b) ten (10) days after the vacation and surrender of Phase I in accordance with this Agreement;

and (iii) in the event that no new lessee shall be found for Phase IIA on the terms set forth above who shall begin paying rent for Phase IIA on or before January 1, 2002, then Lessor shall pay to Lessee within ten (10) days after the end of each of January, February and March of the calendar year 2002, the sum of Twenty-five Thousand Dollars ($25,000) for each of those months for which no such new lessee shall have been found or shall be paying rent; provided that if Lessee subleases Phase IIA at any time prior to January 1, 2002, then Lessee shall not be entitled to the portion of the Termination Fee set forth in this Paragraph 4(iii); provided further, however, that if Lessee shall file for bankruptcy protection or if there shall occur any other Lessee Default or Breach beyond any applicable cure period set forth in the Lease, then Lessor may terminate this Agreement and reinstate the Lease as to the entire Premises prior to the Phase I Termination Date and surrender of Phase I, and as to the entire Phase II following the Phase I Termination Date (in which event the Lease shall remain in full force and effect with respect to the applicable Phase or Phases of the Premises, and Lessor shall have no further obligation to make any remaining unpaid payments of the Termination Fee) or Lessor may consider the Lease terminated as to Phase I as of the Phase I Termination Date, and as to Phase II as of the Phase II Termination Date selected by Lessor within the date range set forth in Paragraph 2.C. above, subject to Lessor's payment of the applicable portion of the Termination Fee (less any and all damages, costs, expenses or liabilities incurred by Lessor due to any failure by Lessee to satisfy any Termination Condition as and when required hereunder).

     5.     Surrender;  Abandoned  Property.
            -------------------------------

          A. At the expiration of the Lease term as set forth herein with respect to each Phase of the Premises, or upon the earlier termination of this Lease as to any Phase of the Premises, Lessee shall surrender the applicable Phase of the Premises to Lessor (a) in good condition and repair (damage by acts of God, casualty, and normal wear and tear excepted), but with all interior walls cleaned, any carpets cleaned, all floors cleaned and waxed, all non-working light bulbs and ballasts replaced and all roll-up doors and plumbing fixtures in good condition and working order, and (b) in the manner required by the provisions of Paragraph 7.4 of the Lease. Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Lessee, or Lessee otherwise performing all of its obligations under this Lease. For purposes of such Paragraph 7.4, the term "Lessee-Owned Alterations and Utility Installations" shall include, without limitation, all equipment, trade fixtures, computer wiring and cabling, furnishings, inventories, goods and personal property of Lessee. Any Lessee-Owned Alterations and Utility Installations not so removed by Lessee upon the expiration of the Lease with respect to each Phase thereof, as required herein and in the Lease, shall be deemed abandoned and may be stored, removed, and disposed of by Lessor at Lessee's expense, and Lessee waives all claims against Lessor for any damages resulting from Lessor's retention and disposition of such property; provided, however, Lessee shall remain liable to Lessor for all costs incurred in storing and disposing of such abandoned property of Lessee. If the applicable Phase of the Premises are not surrendered at the applicable expiration date or any earlier termination of this Lease, and in accordance with the provisions of this Paragraph 5 and of Paragraph 7.4 of the Lease, Lessee shall continue to be responsible for the payment of Base Rent, Lessee's Share of Common Area Operating Expenses and any other sums required to be paid by Lessee to Lessor in accordance with the provisions of the Lease until the Premises or the applicable portion thereof are so surrendered in accordance with the provisions of this Paragraph 5 and of Paragraph 7.4 of the Lease. Lessee shall indemnify, protect, defend and hold the Lessor harmless from and against any and all damages, expenses, costs, losses or liabilities to the extent arising from any delay by Lessee in so surrendering the Premises or any portion thereof including, without limitation, any damages, expenses, costs, losses or liabilities arising from any claim against Lessor made by any succeeding lessee or prospective lessee to the extent founded on or resulting from such delay and losses and damages suffered by Lessor due to lost opportunities to lease any Phase of the Premises to any such succeeding lessee or prospective lessee, together with, in each case, actual attorneys' fees and costs.

          B. In addition to any rights Lessor may have under the Lease or this Agreement, Lessor, at its sole option, may deem any Lessee-Owned
Alterations and Utility Installations, or any furniture, fixtures, shelving, cabinets, tables, equipment, lighting, and other fixtures or personal property in, on or attached to the Premises and remaining in or on any portion of Phase I after the Phase I Termination Date, remaining in or on any portion of Phase II after the Phase II Termination Date, if applicable, or remaining in or on any portion of Phase IIA after the Phase IIA Termination Date, if applicable (the "Abandoned Property"), whether or not belonging to Lessee, to be abandoned, and Lessor may dispose of the Abandoned Property as it in its sole discretion deems appropriate. Lessee shall not be entitled to any proceeds received by Lessor as a result of the disposition of the Abandoned Property. Lessee waives, to the greatest extent permitted by law, all of its rights under California Civil Code Sections 1980, et seq., as the same may be amended from time to time, and any related and successor statutes thereto.

     6.      Representations  and  Warranties.  Lessee  and  Lessor  hereby
            ---------------------------------
represent and warrant to the other, as applicable, the following, each of which shall survive the termination of the Lease, the vacation and surrender of the Premises, the surrender of the Lease and Lessee's leasehold estate, and the termination of this Agreement:

          A. Lessee has not made any assignment, sublease, transfer, conveyance or other disposition of the Lease, Lessee's leasehold estate, the Premises, any other rights, title, interest under or arising by virtue of the Lease, or of any claim, demand, obligation, liability, action or cause of action arising from or pursuant to the Lease or arising from any rights of possession arising under or by virtue of the Lease, Lessee's leasehold estate, or the Premises.

          B. The person or entity executing this Agreement on behalf of Lessee and Lessor has the full right and authority to execute this Agreement on behalf of said party and to bind said party without the consent or approval of any other person or entity.

          C. Lessee and Lessor each have the full power, capacity, authority and legal right to execute and deliver this Agreement.

          D. This Agreement is legal, valid and binding upon Lessee and Lessor, and this Agreement is enforceable in accordance with its terms.

          E. Lessee has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially, all of its assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing to its inability to pay its debts as they become due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

     7.     Capitalized  Terms.  All  capitalized  terms  used  herein  and  not
            ------------------
otherwise defined herein shall have the same meaning ascribed to such terms as set forth in the Lease.

     8.     General  Provisions.
            -------------------

          A. Time is of the essence in the performance of the parties' respective obligations set forth in this Agreement, including without limitation the Termination Conditions set forth in Paragraph 3.

          B. Notices may be given pursuant to the provisions of Paragraph 23 "Notices" of the Lease, and shall be deemed given pursuant to the provisions of Paragraph 23 "Notices" subparagraph 23.2 "Date of Notice" of the Lease. Notices for purposes of this Agreement and for purposes of the Lease from and after the date of this Agreement shall be sent to the following address: If to Lessee, notices shall be sent to: RockShox, Inc., 1989 Little Orchard Street, San Jose, CA 95125, Facsimile Number (719) 268-1529. If to Lessor, notices shall be sent to: Legacy Partners Commercial, Inc., 101 Lincoln Centre Drive, 4th Floor, Foster City, California 94404; Attention: Portfolio Vice President, Facsimile
Number (650) 571-2211. If at any time either party should change its address, such party shall deliver written notice thereof to the other party together with the designation of the new address.

          C. This Agreement, together with the Lease, constitutes the entire understanding of the parties and all prior agreements, representations, and understandings between the parties, whether oral or written, are deemed null, all of the foregoing having been merged into this Agreement. The parties acknowledge that each party and/or its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement or any amendments or exhibits to this Agreement or any document executed and delivered by either party in connection with this Agreement. The terms and provisions of this Agreement shall supersede any contrary provision of the Lease; and except as expressly set forth herein, the Lease remains in full force and effect according to its terms.

          D. Lessee may not assign its rights, obligations and interest in this Agreement to any other person or entity, without Lessor's written consent thereto. Any attempted assignment shall be null and void. This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and assigns.

          E. If for any reason, any provision of this Agreement shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Agreement.

          F. This Agreement shall be governed by and construed under the laws of the State of California.

          G. Any and all addenda attached hereto and either signed or initialed by the parties shall be deemed a part hereof. Any and all future modifications of this Agreement will be effective only if they are in writing and signed by the parties hereto. The terms and conditions of any and all addenda attached hereto and any and all future modifications of this Agreement shall supersede and replace any inconsistent provisions in this Agreement.

          H. This Agreement may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original.

          I. In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above in this Agreement.

LESSEE:

RockShox,  Inc.,
a  Delaware  corporation


By:   _____________________________________

Its:  _____________________________________

Date: _____________________________________


LESSOR:

Little Orchard Realty Holding Co., Inc., a California corporation


By:   _____________________________________

Its:  _____________________________________

Date: _____________________________________


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